SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2013

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1725 Gillespie Way

El Cajon, California 92020

(Address of Principal Executive Offices)

(619) 596-8600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the hiring of Henry R. Lambert to serve as the Company’s Chief Executive Officer, Dave Pfanzelter will resign his position as our Interim Chief Executive Officer. Mr. Pfanzelter’s resignation will coincide with Mr. Lambert’s start date, 16 September 2013. Mr. Pfanzelter will continue to render significant services to the Company and will continue to serve as the Company’s Chairman of the Board.

(c) On 10 September 2013, the Board of Directors of the Company (the “Board”) appointed Henry R. Lambert to serve as Chief Executive Officer. His appointment is to be effective as of and on 16 September 2013.

Mr. Lambert, 62, is an accomplished food industry and consumer products executive with broad management skills, including strategic planning and business development, go-to-market execution, business integration and food safety. He has over 35 years of food industry experience, having worked at such notable companies as Heublein Inc.; RJ Reynolds; Nabisco, Inc.; and, Pinnacle Foods. He has held various business unit leadership positions servicing the foodservice and leading consumer food brands markets. Mr. Lambert has also served on boards and as a member of various food industry associations, including the International Foodservice Manufacturers Association (IFMA), Institute of Food Technologists and Safe Supply of Affordable Food Everywhere (SSAFE).

From 2010 through June 2013, Mr. Lambert served as general manager of the global food and water business of Underwriters Laboratories, where he was responsible for the start-up of the company’s food safety services business. From 2007 to 2010, Mr. Lambert served as Senior Vice President of Business Development, and then President, of Arrowstream Transportation, Inc., a provider of innovative supply chain management solutions to the foodservice industry whose key customers included Wendy’s, Applebee’s, Arby’s, TGIF, Sysco, and DMA. Prior to 2007, Mr. Lambert held executive positions with a number of high profile companies in the foodservice industry. Mr. Lambert earned his MBA in Finance from the University of Chicago, Booth School of Business, and his BA in Economics (with Honors) from Union College, Schenectady, N.Y.

There is no family relationship between Mr. Lambert and any of the Company’s officers or directors, and there have been no related transactions, and none are contemplated, between Mr. Lambert or his immediate family members and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

(d) On 10 September 2013, the Board of Directors of the Company (the “Board”) appointed Henry Lambert to serve as a member of the Board. His appointment is effective as of and on 16 September 2013.

The information set forth in Item 5.02(c) of this Current Report on Form 8-K regarding Mr. Lambert’s experience and background is incorporated by reference into this Item 5.02(d) in its entirety.

There are no arrangements or understandings between Mr. Lambert and any other person pursuant to which Mr. Lambert was appointed as a director of the Company, and there are no transactions in which Mr. Lambert has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) In connection with Mr. Lambert’s appointment as the Company’s Chief Executive Officer we agreed to compensate Mr. Lambert as follows: annual salary of $350,000; right to receive 500,000 shares of our common stock under a restricted stock unit agreement to be approved at a future date by the Board; vacation, sick leave, and other employee benefits afforded by the Company; and, certain severance benefits to be determined. Mr. Lambert and the Company will enter into formal agreements for his engagement and consistent with these terms as soon as practicable. The foregoing descriptions of the agreement with Mr. Lambert do not purport to be complete and are qualified in their entirety by the terms and conditions of the definitive agreements to be executed by and between Mr. Lambert and the Company.

Item 8.01	Other Events.

On 10 September 2013, the Company issued a press release announcing the appointment of Mr. Lambert as our Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

99.1	Press Release Issued by the Company on 10 September 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: 12 September 2013	By:	/s/ Dave Pfanzelter
Dave Pfanzelter, Chief Executive Officer

4